Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, ( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of Ampal – American Israel Corporation of our report dated March 30, 2007 relating to the financial statements, which appears in this Form 10-K.

/S/ Kesselman & Kesselman
A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
March 30, 2007